UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 16, 2005
COVANTA HOLDING CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-6732	95-6021257

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Lane Road Fairfield, New Jersey	07004

(Address of principal executive offices)	(Zip Code)
(973) 882-9000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     In order to provide additional information in connection with the acquisition by Covanta Holding Corporation (the “Company”) of all of the outstanding stock of Covanta ARC Holdings, Inc. (formerly known as American Ref-Fuel Holdings Corp.) (“Holdings”) that was effective as of June 24, 2005, the Company is filing the unaudited Holdings’ Condensed Consolidated Financial Statements as of September 30, 2005 and December 31, 2004 and for the period January 1, 2005 through June 24, 2005, the period June 25, 2005 through September 30, 2005, the three months ended September 30, 2005 and 2004, and nine months ended September 30, 2004 which are attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired — Not Applicable

(b)	Pro Forma Financial Information — Not Applicable

(c)	Shell Company Transactions — Not Applicable

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Condensed Consolidated Financial Statements as of September 30, 2005 and December 31, 2004 and for the period January 1, 2005 through June 24, 2005, the period June 25, 2005 through September 30, 2005, the three months ended September 30, 2005 and 2004, and nine months ended September 30, 2004 (Unaudited) of Covanta ARC Holdings, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: December 16, 2005

COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Timothy J. Simpson

Name:	Timothy J. Simpson,
Title:	Senior Vice President, General Counsel and Secretary

COVANTA HOLDING CORPORATION
EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Condensed Consolidated Financial Statements as of September 30, 2005 and December 31, 2004 and for the period January 1, 2005 through June 24, 2005, the period June 25, 2005 through September 30, 2005, the three months ended September 30, 2005 and 2004, and nine months ended September 30, 2004 (Unaudited) of Covanta ARC Holdings, Inc.